                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )

Filed by the Registrant                                [ ]

File by a Party other than the Registrant              [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           TOWNE FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     -----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

     -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     -----------------------------------------------------------------------

     5)   Total fee paid:

     -----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     -----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

     -----------------------------------------------------------------------
     3)   Filing Party:

     -----------------------------------------------------------------------
     4)   Date Filed:

     -----------------------------------------------------------------------

                           TOWNE FINANCIAL CORPORATION
                                4811 COOPER ROAD
                              BLUE ASH, OHIO 45242

      PROXY FOR              This Proxy when properly executed will be voted in
   ANNUAL MEETING            the manner directed herein by the undersigned
        OF                   shareholder. IF NO DIRECTION IS MADE, THE PROXY
    SHAREHOLDERS             WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
  OCTOBER 29, 1997

                                        --------------------------------
                                        Signature


                                        --------------------------------
                                        Signature if held jointly


                                        Dated:  _______________, 1997



                             Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                           TOWNE FINANCIAL CORPORATION
                                4811 Cooper Road
                              Blue Ash, Ohio 45242

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 29, 1997

To the Shareholders of TOWNE FINANCIAL CORPORATION:

        Notice is hereby given that the Annual Meeting of Shareholders of Towne Financial Corporation (the "Corporation"), an Ohio corporation, will be held at the Corporation's main office at 4811 Cooper Road, Blue Ash, Ohio, on October 29, 1997, at 10:00 a.m., Eastern Standard Time, for the purpose of considering and acting upon the following:

        1. A proposal to elect one director for a three year term ending in 2000.

        2. A proposal to adopt the Towne Financial Corporation 1997 Stock Option Plan.

        3. A proposal to ratify the appointment of Grant Thornton LLP as the Corporation's independent public accountants for the year ending June 30, 1998.

        4. Such other business as may properly be brought before the Annual Meeting or any adjournment(s) thereof.

        The Board of Directors has fixed the close of business on September 9, 1997 as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the meeting and any adjournment(s) thereof, notwithstanding any subsequent transfers of stock.

        Your attention is called to the accompanying Proxy and Proxy Statement submitted with this Notice.

        A copy of the Corporation's 1997 Annual Report is being forwarded to you herewith, but it is not deemed to be part of the official proxy soliciting material. If any shareholder fails to receive a copy of the Annual Report, one may be obtained by writing to the Chief Financial Officer of the Corporation.

BY ORDER OF THE BOARD OF DIRECTORS
Mildred Martin, Secretary

Blue Ash, Ohio
September 26, 1997

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE STAMPED ENVELOPE PROVIDED. IN THE EVENT YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of proxies by Towne Financial Corporation (hereinafter referred to as the "Corporation"), the holding company for The Blue Ash Building and Loan Company ("Blue Ash"), for the Annual Meeting of Shareholders of the Corporation, to be held at the Corporation's main office at 4811 Cooper Road, Blue Ash, Ohio, on October 29, 1997. Such solicitation is being made by mail, although the Corporation may also use its officers and regular employees to solicit proxies from shareholders personally, or by telephone, telegraph or letter. The costs of this solicitation will be borne by the Corporation. The Corporation may request nominees and brokers to solicit their principals and customers for their proxies, and in such event the Corporation may reimburse such nominees and brokers for their reasonable out-of-pocket expenses.

         All shares represented by valid proxies received pursuant to this solicitation, and not revoked, will be voted at the Annual Meeting, and where a specification is made on the proxy, such shares will be voted in accordance with such specification. In the absence of any indication to the contrary, shares will be voted in favor of the proposals set forth in the accompanying Notice of Meeting and for the nominee for Director set forth herein and, in the discretion of the appointed proxies, upon such other matters as may properly come before the meeting. Any proxy may be revoked by the shareholder at any time prior to the voting thereof, by giving written notice to the Corporation prior to the Annual Meeting or by giving oral notice to the Corporation at the Annual Meeting.

         The Board of Directors has fixed the close of business on September 9, 1997 as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment(s) thereof, notwithstanding any subsequent transfers of stock.

                                VOTING SECURITIES

         On September 9, 1997, the record date for the meeting, there were 208,500 shares outstanding of common stock, $1.00 par value (the "Common Stock"), all of one class and each entitled to one vote, owned by approximately 125 shareholders of record. A list of shareholders of the Corporation may be examined at the offices of the Corporation at the address given previously. There is no other class of securities of the Corporation outstanding which has voting rights. The presence either in person or by proxy of the persons entitled to vote a majority of the Corporation's outstanding common shares is necessary for a quorum for the transaction of business at the Annual Meeting of Shareholders.

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock (the Corporation's only outstanding voting securities on September 9, 1997) (i) by each person who is known by the Corporation to own beneficially more than 5% of the Common Stock, (ii) by each Director or Director Emeritus who owns Common Stock, (iii) by the executive officers named in the Summary Compensation Table in the Proxy Statement and (iv) by all Directors and Officers of the Corporation as a group.

Name of Beneficial                  Amount & Nature
Owner or Identity                   of Beneficial                      Percent
of Group                            Ownership                          of Class (1)
------------------                  ---------------                    ------------

Neil S. Strawser                    11,350 (2)                          5.3% (2)

Ralph E. Heitmeyer                  11,350 (3)                          5.3% (3)

William S. Siders                   13,619 (4)                          6.3% (4)

Herb L. Krombholz                   11,350 (5)                          5.3% (5)

William T. Thornell                  2,670 (6)                          1.2% (6)

John M. Kuhnell                      7,350                              3.4%

Daniel H. Hosbrook                  20,700                              9.7%

Linda L. Lovitt                     12,609 (7)                          5.9% (7)

All Directors and                   68,472 (8)                         31.9% (8)
Officers as a Group
(8 in number)

------------

(1) Percentages are based on the aggregate of 208,500 shares of Common Stock outstanding and 6,000 shares subject to presently exercisable options.

(2) Includes 6,000 shares owned by his IRA account, for which he has power to dispose or direct the disposition and to vote or direct the voting and 1,000 shares subject to presently exercisable options.

(3) Includes 1,000 shares subject to presently exercisable options.

(4) Includes 1,760 shares owned by his IRA account and 532 shares in his SEP account, for which he has power to dispose or direct the disposition and to vote or direct the voting, 1,000 shares subject to presently exercisable options and 2,269 allocated Employee Stock Ownership Plan ("ESOP") shares which are 100% vested.


                                                 (Footnotes continued on page 4)

(5) Includes 6,275 shares owned by his IRA account, for which he has power to dispose or direct the disposition and to vote or direct the voting and 1,000 shares subject to presently exercisable options.

(6) Includes 500 shares subject to presently exercisable options and 1,570 allocated ESOP shares which are 80% vested.

(7) Includes 3,757 shares owned by her IRA account, 2,157 in IRA account of husband for which they have the power to dispose or direct the disposition and to vote or direct the voting and 584 allocated ESOP shares which are 100% vested.

(8) Includes 6,000 presently exercisable options held by eight officers and directors and 5,271 allocated ESOP shares held by four officers. Percentages are based on presently outstanding shares of 208,500 plus 6,000 shares subject to options.

        None of the above persons have shared voting or investment powers with regard to their shares of Common Stock.

                              ELECTION OF DIRECTORS

        The Board of Directors of the Corporation presently consists of five members. The Corporation's Articles of Incorporation and Code of Regulations provide for the classification of the Board of Directors into three classes. At each annual meeting of shareholders, directors constituting a class are elected for a three year term. At the meeting, the director in Class III is to be elected to a term which will expire at the 2000 Annual Meeting and until his successor is elected and qualified. The nominee is currently a director. The shares represented by the enclosed Proxy will be voted for the election as director of the nominee named below unless otherwise indicated on the Proxy in accordance with the foregoing. If the nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed Proxy may be voted for such other persons as may be determined by the holders of such proxies.

        Information concerning the nominee and continuing Directors is set forth below:

                                CLASS I DIRECTORS
                             (Terms Expire in 1998)

                                  Director       Positions Currently Held with
   Name                   Age     Since (1)      the Corporation and Blue Ash
   ----                   ---     ---------      ----------------------------

Neil S. Strawser          54        1976         Chairman of the Board and Director of the
                                                 Corporation and Blue Ash


William T. Thornell       54        1996         Vice President and Director of
                                                 the Corporation and Blue Ash
                                                 and Chief Lending Officer of
                                                 Blue Ash


                               CLASS II DIRECTORS
                             (Terms Expire in 1999)

                                  Director       Positions Currently Held with
   Name                   Age     Since (1)      the Corporation and Blue Ash
   ----                   ---     ---------      ----------------------------

William S. Siders         50        1987         Executive Vice President and
                                                 Director of the Corporation
                                                 and Blue Ash and Managing
                                                 Officer of Blue Ash

Herb L. Krombholz         66        1972         Vice President and Director of
                                                 the Corporation and Blue Ash


                               CLASS III DIRECTOR
                       (Nominee for Term Expiring in 2000)

                                  Director       Positions Currently Held with
   Name                   Age     Since (1)      the Corporation and Blue Ash
   ----                   ---     ---------      ----------------------------
Ralph E. Heitmeyer        74        1960         President and Director of the
                                                 Corporation and Blue Ash

                                DIRECTOR EMERITUS

                                  Director       Positions Currently Held with
   Name                   Age     Since (1)      the Corporation and Blue Ash
   ----                   ---     ---------      ----------------------------

John M. Kuhnell           81        1958         Director Emeritus of the
                                                 Corporation and Blue Ash

---------------

(1) The Corporation was organized in August, 1991 and each of the current directors of the Corporation has served in such capacity since that date, except for Mr. Thornell, who began his term in 1996. The years listed in the table are the years in which each director became a director of Blue Ash.

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS ELECTION
                   OF THE ABOVE CLASS III NOMINEE FOR DIRECTOR

        The business experience of each of the directors for the past five years is as follows:

Nominee:
--------

        RALPH E. HEITMEYER. Mr. Heitmeyer has been the President of the Corporation since August, 1991 and the President of Blue Ash since 1982. Mr. Heitmeyer formerly owned and managed Elmer Heitmeyer Nursery in Kenwood, Ohio.

Continuing Directors:
---------------------

        NEIL S. STRAWSER. Mr. Strawser has served as Chairman of the Boards of the Corporation and Blue Ash since August, 1995. Prior to this Mr. Strawser served as Vice-Chairman of the Board of the Corporation since June, 1993 and also served as Vice-Chairman of the Board of Blue Ash, having held this position since June, 1993. Mr. Strawser is a part owner and actively involved in the management of Parrott & Strawser Properties, Inc., a land development and home building company located in Cincinnati, Ohio.

        WILLIAM T. THORNELL. Mr. Thornell has served as Vice President of the Corporation and Vice President and Chief Loan Officer of Blue Ash since August, 1992. Prior thereto Mr. Thornell worked for Seven Hills Savings Association of Cincinnati for seventeen years.

        WILLIAM S. SIDERS. Mr. Siders has served as Executive Vice President of the Corporation since August, 1991. Mr. Siders has also been Blue Ash's Executive Vice President and Managing Officer since 1982. Mr. Siders is responsible for the daily operations of Blue Ash.

        HERB L. KROMBHOLZ. Mr. Krombholz has served as Vice President of the Corporation since August, 1991 and Vice President of Blue Ash since 1980. Mr. Krombholz is the Chairman of the Board of a family-owned jewelry store in Montgomery, Ohio.

Director Emeritus:
------------------

        JOHN M. KUHNELL. Mr. Kuhnell has been Director Emeritus of the Corporation and Blue Ash since his retirement from the Boards of the Corporation and Blue Ash in June, 1996. Mr. Kuhnell served as Chairman of the Board of the Corporation since its organization in August, 1991 to August, 1995. Mr. Kuhnell also served as Chairman of Blue Ash from 1978 to August, 1995. Prior to retiring, Mr. Kuhnell held the position of Chief of Police for the Silverton, Ohio police department.

        None of the Directors are related.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

        Meetings of the Corporation's Board of Directors are held regularly on a quarterly basis. Additional Special Meetings may be held by the Board of Directors of the Corporation during the course of a year in order to discuss and vote upon important matters that give rise to immediate attention and action. During the year ended June 30, 1997, the Board of Directors of the Corporation held a total of 9 regular and special meetings. Meetings of Blue Ash's Board of Directors are generally held twice a month. During the year ended June 30, 1997, the Board of Directors of Blue Ash held a total of 23 meetings. No incumbent director attended fewer than 90% of the total number of meetings of the Board of Directors of the Corporation and Blue Ash.

        In addition, the Executive Committee of Blue Ash, which consists of any three directors, generally meets during weeks when the full Board of Directors does not. The Executive Committee exercises the power of the full Board of Directors and all actions are reviewed and ratified by the full Board of Directors. This committee met 24 times during the year ended June 30, 1997.

        The Board of Directors does not have standing audit, nominating or compensation committees or committees performing similar functions.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Mildred Martin, age 63, currently serves as Secretary of the Corporation, having served in such capacity since its organization in August, 1991. Ms. Martin also serves as Secretary of Blue Ash and has held that office for over sixteen years.

        Joseph L. Michel, age 32, currently serves as Vice President, Chief Financial Officer and Treasurer of the Corporation and Blue Ash, having served as such since March, 1994. Prior thereto Mr. Michel worked for over six years with the accounting firm of Grant Thornton LLP specializing in financial institution audit and tax work.

                             EXECUTIVE COMPENSATION

        The following table is a summary of certain information with respect to the compensation paid by Blue Ash to certain executive officers of the Corporation during each of the last three fiscal years. No other executive officer of the Corporation received compensation in the aggregate exceeding $100,000 during the last fiscal year.



                          SUMMARY COMPENSATION TABLE

                             Annual Compensation
                             -------------------
                                                                  All Other
Name and                               Salary        Bonus      Compensation
Principal Position         Year        $ (1)           $           $ (2)
------------------         ----       --------       ------     ------------
William S. Siders,         1997       105,240        23,700       14,921
    Executive Vice         1996        99,185        19,000       11,969
    President and          1995        93,755        20,000       14,697
    Managing Officer

William T. Thornell,       1997        84,150        20,000       10,815
    Vice President         1996        61,244        16,800        8,933
    and Chief              1995        56,150        15,800       10,927
    Lending Officer
-------

(1) For Mr. Siders, includes additional compensation received for directors fees of $20,000 and automobile allowance of $4,800 for each of the years 1997, 1996 and 1995. For Mr. Thornell, includes additional compensation received for directors fees of $20,000 in 1997 and $1,444 in 1996.

(2) For Mr. Siders, includes the Corporation's contribution to his ESOP valued at $11,496, $9,237 and $11,662 for 1997, 1996 and 1995, respectively, and the Corporation's payment of $3,425, $2,732 and $3,035 for his health, life and disability insurance premiums for 1997, 1996 and 1995, respectively. For Mr. Thornell, includes the Corporation's contribution to his ESOP valued at $9,307, $7,636 and $9,461 for 1997, 1996 and 1995, respectively, and the
Corporation's payment of $1,508, $1,297 and $1,466 for his health, life and disability insurance premiums for 1997, 1996 and 1995, respectively.

        STOCK OPTIONS

         No options were granted to or exercised by the named executive officers in the Summary Compensation Table during the year ended June 30, 1997.

         The following table sets forth certain information concerning the number and value of stock options at June 30, 1997, held by the named executive officers in the Summary Compensation Table.

                   Shares Acquired    Value          Number of Options                Value of Options at
Name                 on Exercise     Realized          June 30, 1997                    June 30, 1997(1)
----               ---------------   --------    --------------------------        ---------------------------
                                                 Exercisable  Unexercisable        Exercisable   Unexercisable
                                                 -----------  -------------        -----------   -------------

William S. Siders          --             --         1,000          1,500            $16,000         $24,000
William T. Thornell        --             --           500          1,500              8,000          24,000

------------------

(1) Value at June 30, 1997 is based on the most recent trade of the Corporation's Common Stock of $27.50.

                     COMPENSATION OF THE BOARD OF DIRECTORS
                             AND OTHER COMPENSATION

        The directors of the Corporation currently do not receive any renumeration in their capacity as such. The directors of Blue Ash receive an annual fee for service on the Board. Messrs. Strawser and Heitmeyer each receive $22,600 and Messrs. Siders, Krombholz and Thornell each receive $20,000. In his capacity as Director Emeritus of Blue Ash, Mr. Kuhnell receives an annual fee of $6,000. In addition, Messrs. Heitmeyer and Siders each receive a yearly automobile allowance of $4,800 for the use of their automobile in the course of business.

                              EMPLOYMENT AGREEMENTS

        Blue Ash has entered into employment agreements with Mr. Siders, Mr. Thornell and Mr. Michel, which establish their respective duties and compensation. Blue Ash has agreed to employ such individuals for terms of three years in their current respective positions. The terms of the employment agreements may be extended for an additional year after a review of the officers' performances by the Board of Directors of Blue Ash. The Board of Directors of Blue Ash will annually review the officers' performances and may extend the terms of the agreements and make such other changes to the agreements as they deem appropriate; however, any material changes would be subject to approval by the Regional Director of the Office of Thrift Supervision. The agreements provide for annual salaries of $107,545 for Mr. Siders, $86,000 for Mr. Thornell and $58,245 for Mr. Michel, exclusive of bonuses. The current terms of employment under these agreements are for periods of three years, which commenced on January 1, 1997. Unless the terms of employment are annually extended by one additional year by the Board of Directors of Blue Ash, the current employment agreements are set to expire on December 31, 1999.

        The agreements provide that they may be terminated by Blue Ash at any time for cause, as defined in the agreements, or upon 90 days prior written notice without cause. If the agreements are terminated for cause, the officers will not be entitled to receive any compensation or other benefits after the termination. If the officers are terminated by Blue Ash for any reason other than cause, the officers would be entitled to receive for the duration of the terms of the agreements, monthly severance payments equal to the highest monthly salary paid to the officers at any time pursuant to the agreements; provided, however, that such severance payments would be deferred if payment thereof would cause Blue Ash to fail to meet its minimum regulatory capital requirements. Additionally, if as a result of regulatory intervention, the officers are suspended or are prohibited from participating in the business affairs of Blue Ash, the officers' compensation will likewise be suspended or terminated. Further, with respect to the officers' employment following a Change of Control of the Corporation, as defined in the agreements, the officers would be entitled to severance payments equal to three times the officers' average compensation, less $1.00.

                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

        The Board of Directors of Blue Ash has adopted an Employee Stock Ownership Plan ("ESOP") for the exclusive benefit of eligible employees. Employees age 21 or older who have completed at least six months of service with Blue Ash are eligible to participate in the ESOP. The ESOP may be funded by Blue Ash's discretionary contributions of cash, which will be invested primarily in the Common Stock. Benefits under the ESOP may be paid in shares of Common Stock or in cash.

        Contributions to the ESOP and shares released from the suspense accounts will be allocated among participants on the basis of compensation in the year of allocation. Participants' benefits generally become vested 20% per year or 100% upon completion of five years of credited service. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement or separation from service. Blue Ash's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

        The ESOP may also purchase Common Stock in the open market. The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor thereunder.

        The Board of Directors has appointed The Fifth Third Bank as the Plan Administrator. First National Bank, Dayton is the trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee generally will vote all shares of stock held under the Plan; however, the ESOP Trustee will be required to vote allocated shares in accordance with the participants' instructions under circumstances specified in the ESOP. As of September 9, 1997, the ESOP held 20,264 shares of Common Stock.

                                STOCK OPTION PLAN

        In August, 1997, the Board of Directors of the Corporation adopted the Towne Financial Corporation 1997 Stock Option Plan (the "1997 Plan") for key management personnel and directors of the Corporation and Blue Ash. The 1997 Plan is being submitted to shareholders for approval at this annual meeting. See PROPOSAL TO ADOPT THE TOWNE FINANCIAL CORPORATION 1997 STOCK OPTION PLAN for more information.

                              CERTAIN TRANSACTIONS

        Blue Ash, like many financial institutions, has followed a policy of granting loans to eligible officers, directors and employees for the financing of their personal residences and for consumer purposes. Blue Ash's policy does not include the granting of unsecured personal loans. Real estate loans have been made in the ordinary course of business and remain on substantially the same terms and conditions as those of comparable transactions prevailing at the time, and do not involve more than the normal risk of collectibility or present other unfavorable features. All loans by Blue Ash to its directors and executive officers are subject to OTS regulations restricting loan and other transactions with affiliated persons of Blue Ash. Prior to the passage of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), Blue Ash made loans to executive officers and directors without closing costs and at a reduced interest rate of one percent over the cost of funds. FIRREA prohibits Blue Ash from making loans to its executive officers and directors at favorable rates or on terms not comparable to those prevailing to the general public. Blue Ash's policy towards loans to executive officers and directors currently complies with this limitation. The aggregate dollar amount of loans to related parties was approximately $3,000 at June 30, 1997.

                PROPOSAL TO ADOPT THE TOWNE FINANCIAL CORPORATION
                             1997 STOCK OPTION PLAN

        The Board of Directors recommends the adoption of a long term incentive compensation plan for key management personnel and the Board of Directors of the Corporation and Blue Ash, the 1997 Plan. Adoption of the 1997 Plan will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock. The full text of the proposed 1997 Plan is set forth in Appendix A to this Proxy Statement and the following discussion is qualified in its entirety by reference to such text.

        The purposes of the proposed 1997 Plan are to encourage key management personnel and the Board of Directors of the Corporation and Blue Ash, which currently consist of approximately eight persons, to acquire a proprietary and vested interest in the growth and performance of the Corporation and to motivate these individuals to contribute to the Corporation's future success and prosperity, thus enhancing the value of the Corporation for the benefit of the shareholders. The Corporation will receive no consideration for the grant of options under the 1997 Plan.

        The Board of Directors adopted the 1997 Plan on August 20, 1997, subject to the approval of the 1997 Plan by the shareholders at this annual meeting. The principal provisions of the 1997 Plan are as follows:

        1. SHARES RESERVED FOR ISSUANCE. Subject to the adjustment in the cash of certain changes in the capital structure of the Corporation, an aggregate of 20,000 shares of Common Stock shall be available for grant. If any option granted under the 1997 Plan ceases to be exercisable, the shares of Common Stock subject to the award shall again be available for grant.

        2. ADMINISTRATION. The 1997 Plan will be administered by the Board of Directors.

        3. TYPES OF AWARDS. Awards under the 1997 Plan may be either incentive stock options (ISOs) within the meaning of Section 422A of the Internal Revenue code of 1986 (the "Internal Revenue Code") or non-statutory stock options under Section 83 of the Internal Revenue Code. No incentive stock options shall be granted under the Plan after ten years from the date the Plan was approved by the Board of Directors.

        4. STOCK OPTIONS. The 1997 Plan provides that the purchase price of shares of Common Stock purchasable under any stock option shall be not less than 100% of the fair market value of the Common Stock on the date that the option is granted unless the option is granted to a 10% beneficial owner of the outstanding Common Stock in which case the purchase price shall be not less than 110% of the fair market value. The value of the Common Stock on September 9, 1997 was $27.50. Each option granted under the 1997 Plan is exercisable as to not more than 20% of the total number of shares granted under the option each year from the date of grant, but no option may be exercised later than 10 years after the date of grant, and in the case of an option granted to a 10% beneficial owner, the option may not be exercised after 5 years from the date of grant.

        5. CHANGE OF CONTROL. In order to maintain all of the participants' rights in the event of a Change in Control (as defined in the 1997 Plan) of the Corporation, the Board of Directors, as constituted before such Change of Control, in its sole discretion, may, as to any outstanding option, either at the time an option is granted or any time thereafter, take any one or more of the following actions: (a) provide for the acceleration of any time period relating to the exercise or realization of any such option so that such option may be exercised or realized in full on or before a date fixed by the Board of Directors; (b) provide for the purchase of any such option by the Corporation, upon a participant's request, for an amount of cash equal to the amount which could have been attained upon the exercise of such option or realization of such participant's rights had such option been currently exercisable or payable; (c) make such adjustment to any such award then outstanding as the Board of Directors deems appropriate to reflect such Change of Control; or (d) cause any such option then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change of Control.

        6. AMENDMENT AND TERMINATION. The 1997 Plan may be amended or terminated by the Board of Directors, provided that no amendment shall be made without shareholder approval which shall (a) increase the total number of shares reserved for issuance pursuant to the 1997 Plan, (b) change the class of eligible participants, or (c) materially increase the benefits under the 1997 Plan.

        7. FEDERAL INCOME TAX CONSEQUENCES. The following are the federal income tax consequences generally arising with respect to options granted under the 1997 Plan. The grant of an ISO or a non-statutory option will create no tax consequences for an optionee or the Corporation. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Corporation will receive no deduction when an ISO is exercised. Upon exercising a non-statutory option the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise; the Corporation will be entitled to a deduction for the same amount. The treatment to an optionee of a disposition of Common Stock acquired through the exercise of an option depends on how long the shares of Common Stock have been held; gains or losses arising from the sale of shares will result in a short-term capital gain or loss for shares held six months or less and long-term capital gain or loss if held more than six months. Generally, there will be no tax consequences to the Corporation in connection with a disposition of Common Stock acquired under either an ISO or a non-statutory option.

                                NEW PLAN BENEFITS

        The number of options, if any, that will be granted to key management personnel and directors pursuant to the 1997 Plan cannot be determined since such grants are subject to the discretion of the Board of Directors.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                            ADOPTION OF THE 1997 PLAN

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed Grant Thornton LLP as independent public accountants of the Corporation with respect to its operations for the year ending June 30, 1998, subject to ratification by the holders of Common Stock. In taking this action, the members of the Board considered carefully Grant Thornton LLP's performance for the Corporation in that capacity since its original retention in 1995, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Representatives of the firm are expected to be present at the Annual Meeting and to be available to respond to appropriate questions from shareholders. Their representatives will also be provided an opportunity to make a statement, if they desire to do so.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
             RATIFICATION OF GRANT THORNTON LLP AS THE CORPORATION'S
                         INDEPENDENT PUBLIC ACCOUNTANTS

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of stock ownership and reports of changes in stock ownership. Due to administrative oversight, Mr. Thornell, Director and Vice

President of the Corporation and Director, Vice President and Chief Loan Officer of Blue Ash, filed a late Form 5 reporting his purchase of shares of Common Stock in fiscal 1997.

                                  OTHER MATTERS

        Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

        Proposals intended to be presented by shareholders at the next Annual Meeting of the Corporation must be received by the Corporation, to be considered for inclusion in any proxy material, no later than June 5, 1998, at the Corporation's main office at 4811 Cooper Road, Blue Ash, Ohio 45242.

BY THE ORDER OF THE BOARD OF DIRECTORS
Mildred Martin, Secretary

Blue Ash, Ohio
September 26, 1997

                                   APPENDIX A

                           TOWNE FINANCIAL CORPORATION
                             1997 STOCK OPTION PLAN

1.      PURPOSE.

        The purpose of the 1997 Stock Option Plan (the "Plan") is to provide opportunities to key management personnel and the Board of Directors of Towne Financial Corporation (the "Corporation") and its subsidiary to purchase common shares (the "Common Stock") of the Corporation, thereby encouraging them to acquire a proprietary and vested interest in the growth and performance of the Corporation, and, in general, to generate an increased incentive to contribute to the Corporation's future success and prosperity, thus enhancing the value of the Corporation for the benefit of shareholders. The Plan shall be subject to approval by a majority of the shareholders of the Corporation within twelve months of the date of adoption of the Plan by the Board of Directors of the Corporation. Each stock option granted under the Plan is intended to be an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986 (the "Internal Revenue Code") except (i) to the extent that any such option would exceed the limitations set forth in Section 6 below; (ii) for options specifically designated at the time of grant as not being incentive stock options; and (iii) for options granted to directors who are not salaried employees of the Corporation or its subsidiary.

2.      ADMINISTRATION.

        The Plan shall be administered by the Board of Directors of the Corporation (the "Board"). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option in the manner and to the extent it shall deem desirable to carry it into effect. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of Ohio.

        The Board may from time to time appoint a Stock Option Committee (the "Committee") consisting of not less than two members of the Board, none of whom shall be a salaried employee of the Corporation or its subsidiary, and each of whom shall qualify in all respects as a "disinterested person" as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan as the Board shall determine, consistent with the Articles of Incorporation and the Code of Regulations of the Corporation and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation's Articles of Incorporation and the Code of Regulations, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

3.      ELIGIBILITY.

        Persons eligible to participate under the Plan (the "Participants") shall be limited to key management personnel and the Board of Directors of the Corporation and its subsidiary as designated by the Board.

        Nothing in the Plan or in any option granted thereunder shall confer any right on a Participant to continue in the employ of the Corporation or its subsidiary or shall interfere in any way with the right of the Corporation or its subsidiary, as the case may be, to terminate the Participant's employment at any time.

        A Participant's rights with respect to options granted under the Plan shall be subject to the approval of the Plan by the majority of the shareholders of the Corporation within twelve months of the adoption of the Plan by the Board.

4.      TYPES OF AWARDS.

        Awards under the Plan may be either incentive stock options (ISOs) within the meaning of Section 422A of the Internal Revenue Code, or non-statutory options under Section 83 of the Internal Revenue Code. No incentive stock options shall be granted under the Plan after ten years from the date the Plan is adopted by the Board or approved by the shareholders of the Corporation, whichever is earlier.

5.       SHARES SUBJECT TO PLAN.

         Subject to adjustment as provided in Section 10 below, an aggregate of 20,000 shares of Common Stock of the Corporation shall be reserved and available for grant under the Plan. If an option ceases to be exercisable in whole or in part, the shares representing such option shall continue to be available under the Plan for purposes of granting options with respect thereto. In the future, if another company is acquired, any Common Stock covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired company shall not be deemed issued under the Plan and shall not be subtracted from the shares of Common Stock available for grant under the Plan. The Common Stock deliverable under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares.

6.      STOCK OPTIONS.

        All stock options granted under the Plan shall be subject to the following terms and conditions:

        (a) The Board may, subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any Participant options to purchase shares of Common Stock, which options may be ISOs or non-statutory options or both. The grant of an option shall be evidenced by a signed written agreement ("Stock Option Agreement") containing such terms and conditions as the Board may prescribe.

        (b) The purchase price per share of Common Stock of options granted under the Plan shall be determined by the Board but shall not be less than one hundred (100%) percent of the fair market value of the Common Stock on the date the option is granted, or not less than one hundred ten (110%) percent of the fair market value of the Common Stock if the employee owns in excess of ten (10%) percent of the total combined voting power of all classes of stock of the Corporation or its subsidiary, as defined in Section 422A of the Internal Revenue Code ("a 10% Stockholder"). The fair market value of the Common Stock shall be determined in good faith by the Board. If as of the date the option is granted the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the mean "bid" and "asked" prices of the Common Stock. The Board shall determine the exercise price for non-statutory options.

        (c) Unless otherwise prescribed by the Board in the Stock Option Agreement, each option granted under the Plan shall be exercisable (i) as to not more than 20% of the total number of shares granted under the option, during the first year after the grant of the option; (ii) as to not more than 40%, during the first two years after the grant of the option; (iii) as to not more than 60%, during the first three years after the grant of the option; (iv) as to not more than 80%, during the first four years after the grant of the option; and
(v) the total number of shares not previously exercised, during the remaining term of the option. The right of cumulation shall exist in that, to the extent not previously exercised or terminated, option installments shall accumulate and be exercisable, in whole or in part, in any subsequent period, but no installment of the option shall be exercisable later than ten years from the date the option is granted. No option shall be exercisable after the expiration of ten (10) years from the date it is granted, except in the case of "a 10% Stockholder", in which case no option shall be exercisable after the expiration of five (5) years from the date it is granted.

        (d) The Board shall establish procedures governing the exercise of options and shall require that written notice of exercise be given and that the option price be paid in full in cash at the time of exercise. As soon as practicable after receipt of each notice and full payment, the Corporation shall deliver to the Participant a certificate or certificates representing the acquired Common Stock.

7.      COMPLIANCE WITH SECURITIES LAWS.

        At the time of exercise of any option, the Board may require the Participant to execute any document or take any action which may be then necessary to comply with the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Board may, if it deems necessary, include provisions in the Stock Option Agreement to assure such compliance. The Board may, from time to time, change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for and enforcement of letters of investment intent, such requirements to be determined by the Board in its judgment as necessary to assure compliance with said laws. Such changes may be made with respect to any particular option or stock issued upon exercise thereof.

8.      NONASSIGNABILITY OF AWARDS.

        No option granted under the Plan shall be assigned, transferred, pledged or otherwise encumbered by a Participant, otherwise than by will, by designation of a beneficiary after death or by the laws of descent and distribution. Each option shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian, legal representative or attorney-in-fact.

9.      CHANGE OF CONTROL.

        In order to maintain all of the Participants' rights in the event of a Change of Control, the Board, as constituted before such Change of Control, in its sole discretion, may, as to any outstanding option, either at the time an option is made or any time thereafter, take any one or more of the following actions: (a) provide for the acceleration of any time periods relating to the exercise of any such option so that such option may be exercised in full on or before a date fixed by the Board; (b) provide for the purchase of any such option by the Corporation for its fair market value; (c) make such adjustment to any such option then outstanding as the Board deems appropriate to reflect such Change of Control; or (d) cause any such option then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change of Control. The Board may, in its discretion, include such further provisions and limitations in any agreement documenting such options as it may deem equitable and in the best interests of the Corporation. A "Change of Control" shall be deemed to have occurred if (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Corporation; (ii) the Corporation shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Corporation as the same shall have existed immediately prior to such merger or consolidation; however, for purposes of this calculation voting securities of the Corporation held by affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation shall not be included in the aggregate shares owned by the "former shareholders of the Corporation"; (iii) the Corporation shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary; (iv) a person within the meaning of Section 3(a)(9) or of Section 13(d)(3) of the Securities Exchange Act of 1934, shall acquire after the date this Plan is adopted 20% or more of the outstanding voting securities of the Corporation (whether directly, beneficially or of record), or a person, within the meaning of Section 3(a)(9) or Section 13(d)(3) of the Securities Exchange Act of 1934, controls in any manner the election of a majority of the directors of the Corporation; or (iv) within any period of two consecutive years after the effective date of the Plan, individuals who at the beginning of such period constitute the Corporation's Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period. For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) pursuant to the Securities Exchange Act of 1934.

10.      ADJUSTMENTS.

        (a) In the event of any change affecting the Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than cash dividends, the Board shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class and option price or other price of shares subject to the outstanding options granted under the Plan as it deems to be appropriate in order to maintain the purpose of the original grant.

        (b) The Board shall be authorized to make adjustments in performance award criteria or in the terms and conditions of the options in recognition of unusual or non-recurring events affecting the Corporation or its financial statements or changes in applicable laws, regulations or accounting principles. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem desirable to carry it into effect.

11.     WITHHOLDING.

        At the Board's discretion, the recipient of any option under the Plan may be required to pay to the Corporation, in cash, Common Stock or other property, or in a combination thereof, the amount of any taxes required to be withheld with respect to such option or, the Corporation shall have the right to retain from such option a sufficient number of shares of Common Stock to satisfy the applicable withholding tax obligation.

12.     AMENDMENT OF THE PLAN.

        The Plan may at any time or from time to time be terminated, modified or amended by the shareholders of the Corporation, or by the affirmative vote of a majority interest of the

Common Stock of the Corporation. The Board may amend, alter or discontinue the Plan or any portion thereof at any time the Plan in such respects as it shall deem advisable and to the extent permitted by the Internal Revenue Code and Securities and Exchange Act of 1934 and the rules and regulations promulgated thereunder, provided that no amendment shall be made without shareholder approval which shall (a) increase the total number of shares reserved for issuance pursuant to the Plan; (b) change the class of eligible Participants; or
(c) materially increase the benefits under the Plan. No modification or amendment of the Plan shall adversely affect options granted to a participant which are exercisable at the time of the modification or amendment.

13.     INDEMNIFICATION OF BOARD.

        In addition to such other rights of indemnification as they may have as Directors or as members of the Board, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceedings, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after initiation of any such action, suit or proceeding the Board member shall in writing offer the Corporation the opportunity, at its own expense, to pursue and defend the same.

                                 REVOCABLE PROXY

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

                           TOWNE FINANCIAL CORPORATION


   PROXY FOR           The undersigned hereby appoints Mildred Martin and William S.
ANNUAL MEETING         Siders as Proxies, each with the power to appoint his or her
      OF               substitute, and hereby authorizes them to represent and to vote,
 SHAREHOLDERS          as designated below, all the shares of common stock held of record
OCTOBER 29, 1997       by the undersigned on September 9, 1997 at the Annual Meeting of
                       Shareholders of the Corporation to be held on October 29, 1997 or any adjournment thereof.

                       1.    ELECTION OF DIRECTOR
                             FOR the nominee listed below _________
                             WITHHOLD AUTHORITY
                             to vote for the nominee listed below ________

                             RALPH E. HEITMEYER

                       2.    PROPOSAL TO ADOPT THE TOWNE FINANCIAL
                             CORPORATION 1997 STOCK OPTION PLAN

                             FOR        ____________
                             AGAINST    ____________
                             ABSTAIN    ____________

                       3.    RATIFICATION OF GRANT THORNTON LLP AS
                             INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
                             YEAR ENDING JUNE 30, 1998.

                             FOR        ____________
                             AGAINST    ____________

                       4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                           TOWNE FINANCIAL CORPORATION
                                4811 COOPER ROAD
                              BLUE ASH, OHIO 45242

      PROXY FOR              This Proxy when properly executed will be voted in
   ANNUAL MEETING            the manner directed herein by the undersigned
        OF                   shareholder. IF NO DIRECTION IS MADE, THE PROXY
    SHAREHOLDERS             WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
  OCTOBER 29, 1997

                                        --------------------------------
                                        Signature


                                        --------------------------------
                                        Signature if held jointly


                                        Dated:  _______________, 1997



                             Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

        PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.